UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

CSP INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CSP INC.

December 30, 2008

Dear Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of CSP Inc. Our Annual Meeting will be held on Tuesday, February 3, 2009, at 9:00 a.m. local time at our executive offices located at 43 Manning Road, Billerica, Massachusetts 01821.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2009 Annual Meeting of Stockholders and proxy statement.

Your vote is very important to us, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the meeting. To simplify this process, your vote may be cast by mail.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Alexander R. Lupinetti
Chief Executive Officer
CSP INC.

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, February 3, 2009

Time:	9:00 a.m. local time

Place:	CSP Inc. Executive Offices
43 Manning Road
Billerica, Massachusetts 01821

At the Annual Meeting you will be asked to:

1.	Elect a Class I director to the Board of Directors.

2.	Consider any other matters that may properly be brought before the meeting.

By order of the Board of Directors,

Gary W. Levine
Secretary

Billerica, Massachusetts

December 30, 2008

PLEASE VOTE BY COMPLETING, SIGNING, DATING AND RETURNING

THE PROXY CARD AS PROMPTLY AS POSSIBLE.

CSP INC.

(A Massachusetts Corporation)

PROXY STATEMENT

Annual Meeting of Stockholders

February 3, 2009

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2009 Annual Meeting of Stockholders to be held on February 3, 2009. Your vote is very important. For this reason, our Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies on the enclosed card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Voting materials, which include this proxy statement, the proxy card and our annual report on Form 10-K for the fiscal year ended September 30, 2008, were mailed to stockholders on or about December 30, 2008. Our principal executive offices are located at 43 Manning Road, Billerica, Massachusetts 01821. Our main telephone number is (978) 663-7598. In this proxy statement, CSP Inc. is sometimes referred to as the Company and CSPI.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Where and when is the Annual Meeting of Stockholders?

Our annual meeting of stockholders will be held at our executive offices, 43 Manning Road, Billerica, Massachusetts at 9:00 a.m. local time on February 3, 2009.

Who may vote at the Annual Meeting?

You may vote if our records show that you owned your shares on December 12, 2008, which is the record date. At the close of business on the record date, 3,749,258 shares of our common stock were issued and outstanding and eligible to vote. You may cast one vote for each share of common stock held of record by you on the record date on all matters presented.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, which are held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has sent you a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

How many votes can be cast by all stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting. We had 3,749,258 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

We must have a quorum in order to hold the Annual Meeting and conduct business. A majority of our issued and outstanding shares as of the record date constitutes a quorum. Shares are counted if you are present at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. In general, abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. The vote on each matter submitted to stockholders is tabulated separately. American Stock Transfer & Trust Co. will tabulate the votes.

How many votes are required to elect directors?

Directors are elected by a plurality of the votes cast. This means that the one individual nominated for election to the Board of Directors who receives the most “FOR” votes (among votes properly cast in person or by proxy) will be elected; a nominee does not need to receive a majority to be elected. If you withhold authority to vote with respect to the election of the nominee, your shares will not be voted with respect to the nominee. Your shares will be counted for purposes of determining whether there is a quorum.

What if I don’t vote for the item listed on my proxy card or voting instruction card?

If you return your signed proxy card or voting instruction card in the enclosed envelope, but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has discretionary authority to vote on the particular matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors (excluding contested elections of directors) and ratification of auditors. Non-routine matters include matters such as the adoption of stock plans. If the broker determines it does not have discretionary authority to vote on a particular matter, it will indicate a broker “non-vote” for such matter in the proxy. Broker non-votes are treated as present for purposes of determining the presence of a quorum, but are also treated as not entitled to vote.

Can I change or revoke my vote after I return my proxy card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our corporate secretary specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting if you are a record holder.

What should I do if only one set of voting materials for the Annual Meeting are sent and there are multiple CSPI stockholders in my household?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. You may promptly obtain an additional copy of this proxy statement and our 2008 Annual Report by sending a written request to 43 Manning Road, Billerica, Massachusetts 01821 or by calling our Investor Relations department at 978-663-7598. If you hold your shares through a bank or other nominee and wish to discontinue householding or to change your householding election, please contact your nominee. If you hold your shares in your own name and wish to discontinue householding or to change your householding election, you may do so by calling 1-800-937-5449 or writing to American Stock Transfer & Trust Co., 59 Maiden Lane, New York, New York 10038.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend. Each stockholder may also bring guests to the meeting if there is space available.

Where can I find more information?

We file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission (SEC). Our common stock is traded on the NASDAQ Global Market (NASDAQ) under the symbol “CSPI.” You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

Who can help answer my questions?

If you have additional questions about the matters proposed for consideration at the Annual Meeting, you should contact:

CSP Inc.

43 Manning Road

Billerica, MA 01821

Attn: Gary W. Levine, Chief Financial Officer

Phone: (978) 663-7598 ext. 1200

What should I do now?

Carefully read this document and indicate on the proxy card how you want to vote. Sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now even if you expect to attend the Annual Meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy right until the meeting, and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in our quarterly report on Form 10-Q for the quarter ending December 31, 2008, which we will file with the SEC.

After the Form 10-Q is filed, you may obtain a copy by visiting our website or the SEC’s website, by contacting our Investor Relations department by calling 978-663-7598, or by writing to Investor Relations, CSP Inc., 43 Manning Road, Billerica, Massachusetts 01821.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders may contact our transfer agent, American Stock Transfer & Trust Co., 59 Maiden Lane, New York, New York 10038.

PROPOSAL:

ELECTION OF A DIRECTOR

Our Board of Directors currently consists of five members and is divided into three classes, referred to as Class I, Class II and Class III. The directors in each class serve for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year. We currently have one Class I Director, whose term will expire at the Annual Meeting to be held on February 3, 2009; two Class II Directors, whose terms will expire at the 2010 Annual Meeting; and two Class III Directors, whose terms will expire at the 2011 Annual Meeting.

Our Nominating Committee has nominated Mr. Williams to serve as a Class I Director for a three-year term.

If you withhold authority to vote with respect to the election of the nominee, your shares will not be voted with respect to the nominee indicated. Your shares will be counted for purposes of determining whether there is a quorum.

Mr. Williams is currently a member of our Board. Although we expect the nominee to accept nomination and to serve if elected, if the nominee is unable to serve at the time of election, then proxies will be voted for another nominee or the Board may fix the number of directors at a lesser number.

Nominee for Election

Listed below is the nominee with his age, the year he was first elected as a director of the Company, and his business affiliations.

Name, Age and Class	Business Affiliations
Robert M. Williams (70) Class I Director	Director of CSPI since July 1998; from 1995 to his retirement in March 1999, served as Vice President for Asia, Africa and the Near East of International Executive Corps, a company that directs technology and business programs as a contractor for the US Foreign Aid Program; consultant to RM Williams Associations Technology from 1993 to 1995; Vice President of Worldwide Development, Industrial Sector Division for International Business Machines Corp., and served in various positions from 1963 to 1993.

The Board recommends that you vote FOR the election of the nominee for director listed in this proxy statement.

OUR BOARD OF DIRECTORS

Background Information About Directors Continuing in Office

Listed below are the Company’s continuing directors, their ages, the year each was first elected as one of our directors, and their business affiliations. Messrs. Hall and Lyons are Class II Director, whose terms will expire in 2010. Messrs. James and Lupinetti are Class III Directors, whose terms will expire in 2011.

Name, Age and Class	Business Affiliations
Christopher J. Hall (50) Class II Director	Director of CSPI since November 2002; self-employed as a municipal bond investor from 1998 to present; Founder and Chief Financial Officer of Howe, Solomon & Hall, a registered broker-dealer operating primarily as a municipal securities broker-dealer from 1985 to 1998.

J. David Lyons (70) Class II Director	Director of CSPI since March 1997; Managing Director for the Carter Group, an executive search firm, from September 2002 to June 2004; President of Aubin International, Inc., an executive search firm, from 1996 to October 2002; Executive Vice President at National Data Corp. from 1993 to 1996; Executive Vice President—Sales and Marketing, Syncordia from 1991 to 1993.

C. Shelton James (69) Class III Director	Director of CSPI since 1994; Principal, C. Shelton James Associates, a business consulting firm, from 1990 to present; President from 1993 until June 1998 and Director from 1993 until February 2000 of Fundamental Management Corporation; Director until March 2000 and Chief Executive Officer from August 1998 to March 1999 of Cyberguard Corp.; Director from August 1998 to July 2002 and Chief Executive Officer from December 2001 to July 2002 of Technisource, Inc.; Chief Executive Officer and Chairman of the Board of Elcotel from May 1991 to February 2000; Director of DRS Technologies and Concurrent Computer Corporation.

Alexander R. Lupinetti (63) Class III Director	Director of CSPI since 1996; Chairman of the Board of Directors since January 1998; Chief Executive Officer and President of CSPI since October 1996; and served in various other positions with other business enterprises from 1967 to 1996.

CORPORATE GOVERNANCE

We believe that good corporate governance and fair and ethical business practices are crucial not only to the proper operation of our company, but also to building and maintaining confidence in the integrity, reliability and transparency of the securities markets. We have kept abreast of the actions taken in the past few years by Congress, the SEC and NASDAQ to improve and enhance corporate governance, and we take our responsibilities in this area very seriously. This section explains some of the things we have done, or are considering, to improve the way we run CSPI.

Independent Directors

Rules and regulations of the SEC and NASDAQ require that a majority of our Board be “independent.” The Board has reviewed those rules and regulations and has determined that Messrs. Lyons, Hall, James and Williams are independent directors. As required by NASDAQ rules, the independent directors convene regularly scheduled meetings at which only independent directors are present.

Meetings and Committees of the Board of Directors

Our Board met five times during the fiscal year ended September 30, 2008. In addition, the Audit Committee met six times, the Compensation Committee met twice, and the Nominating Committee met once. During fiscal 2008, each director attended all of the meetings of the Board and of the committees of which he was a member.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

Our Board has no formal policies and procedures for the review and approval of transactions with related parties. However, the Audit Committee has the responsibility of reviewing and approving transactions with related parties. In connection with the review of any related party transactions, the Audit Committee considers, among other matters, the nature, timing and duration of the transactions, the relationships of the parties to the transactions, whether the transactions are in the ordinary course of the Company’s business, the dollar value of the transactions and whether the transactions are in the interests of the Company. The Audit Committee did not consider any related party transactions in fiscal year 2008.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees, and which is available on our website at www.cspi.com under the Investor Relations section. A copy of the code of ethics can also be obtained, without charge, by written request to Investor Relations, CSP Inc., 43 Manning Road, Billerica, Massachusetts 01821.

Communications with our Board of Directors

Our stockholders may communicate directly with the members of our Board or the individual chairmen of the standing Board committees by writing directly to those individuals c/o CSP Inc. at the following address: 43 Manning Road, Billerica, Massachusetts 01821. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office for an individual to that individual.

Policy Regarding Board Attendance

It is our policy that all members of the Board attend the annual meeting of stockholders in person, although we recognize that our directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the annual meeting of stockholders. In 2008, all directors attended the annual meeting.

Director Candidates and Selection Process

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name and address of the stockholder and the class and number of shares of our stock beneficially owned by the stockholder and owned of record by the stockholder; and

•

all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected).

Article III, Section 4 of our by-laws requires that the stockholder recommendation and information described above must be received by our corporate secretary at our executive offices not less than 90 days prior to the date of our annual meeting of stockholders; provided, however, that if the annual meeting (or a special meeting in lieu of the annual meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. The Nominating Committee did not receive any stockholder nominee recommendations for the 2009 Annual Meeting.

The Nominating Committee believes that the minimum qualifications for serving as one of our directors are that a nominee demonstrate significant accomplishment in his or her field, ability to make a meaningful contribution to the Board’s oversight of our business affairs and have an excellent record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific knowledge, experience and skills, availability in light of other commitments, potential conflicts of interest and independence from our management and CSPI.

The Nominating Committee may use any number of methods to identify potential nominees, including personal, management, and industry contacts, recruiting firms and, as described above, candidates recommended by stockholders. The Nominating Committee did not engage any third-party recruiting firms to identify nominees in fiscal 2008.

Once a person has been identified by the Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate, other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments, and may seek management input on the candidate. The committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

Our Audit Committee consists of Messrs. James (chairman), Hall and Williams. The Board determined that the members of our Audit Committee are not only independent, but also are “financially literate” for purposes of NASDAQ rules (that is, able to read and understand financial statements). In addition, the Board has concluded that Mr. James qualifies as an “audit committee financial expert.” Mr. James was a CPA and worked in public accounting from l962 to 1965. He was chief financial officer of Systems & Engineering Laboratories in Ft. Lauderdale, Florida from 1969 to 1980, has served on numerous audit committees and currently serves on the audit committee of Concurrent Computer.

Our Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The committee acts in an oversight capacity and relies on the work and assurances of both management, which has primary responsibility for our financial statements, and our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Audit Committee adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 43 Manning Road, Billerica, Massachusetts 01821.

Nominating Committee

The members of the Nominating Committee are Messrs. Williams (chairman), James, Hall and Lyons, each of whom is an independent director. The functions of our Nominating Committee include the following:

•	identify and recommend to the Board individuals qualified to serve as our directors;

•	recommend directors to serve on committees of the Board; and

•	advise the Board with respect to matters of Board composition and procedures.

Our Nominating Committee is governed by a charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 43 Manning Road, Billerica, Massachusetts 01821.

Compensation Committee

Our Compensation Committee is composed of Messrs. Lyons (chairman), James and Hall, each of whom is independent. This committee is charged with reviewing and approving executive officers’ compensation and administering our stock option plans. For fiscal 2008, compensation consultants had no role in determining or recommending the amount or form of executive or director compensation. NASDAQ rules require that the compensation of the chief executive officer be determined, or recommended to the Board for its determination, by either a majority of independent directors or a wholly-independent Compensation Committee. NASDAQ rules prohibit a company’s CEO from being present during voting or deliberations with respect to his compensation. Compensation of all other executive officers is required to be determined in the same manner, except that the CEO is permitted to be present.

Our Compensation Committee adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 43 Manning Road, Billerica, Massachusetts 01821.

2008 COMPENSATION OF NON-EMPLOYEE DIRECTORS

The following table and footnotes provide certain information regarding the fiscal year 2008 compensation of CSPI’s non-employee directors.

Name (a)	Fees Earned or Paid in Cash[1] ($) (b)	Stock Awards[2] ($) (c)	Option Awards[3] ($) (d)	Total ($) (h)
Christopher Hall	$31,208	$1,144	$5,811	$38,163
L. Shelton James	$34,656	$1,144	$5,811	$41,611
J. David Lyons	$32,104	$1,144	$5,811	$39,059
Robert Williams	$30,104	$1,144	$5,811	$37,059

Notes:

1.	Each non-employee Director receives (a) a $23,000 annual cash retainer, (b) an additional $552 annual retainer for each Committee membership, (c) a meeting fee of $1,500 per meeting, and (d) out of pocket travel expenses in connection with the meetings. In addition, the chairman of the Audit Committee receives an annual fee of $4,000 and the chairman of the Compensation Committee receives an annual fee of $2,000.

2.	On May 6, 2008, each non-employee Director received a Stock Award of 200 shares of common stock. The exercise price per share was $5.72, the fair market value on the date of grant. These shares cannot be sold for one year from the date of the award.

3.	On February 14, 2008, each non-employee Director received a grant of a stock option for 2,500 shares of common stock. The exercise price per share was $6.33, the fair market value of the common stock on the date of grant. The options are not exercisable until after six months from the grant date. The options have a three year life. Option Awards do not reflect compensation actually received by the non-employee Director. Instead, the amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended September 30, 2008, in accordance with Statement of Financial Accounting Standards No. 123(R) (SFAS 123R). For information about how the amounts recognized were determined, see Note 10 to our Consolidated Financial Statements as of and for the Years Ended September 30, 2008, and 2007, filed with our Annual Report on Form 10-K for the Fiscal Year September 30, 2008.

Change in Director Compensation in Fiscal Year 2009

The 2007 Stock Incentive Plan currently provides that the Compensation Committee can make restricted stock awards to eligible persons, including non-employee Directors. The Company anticipates that the Board of Directors will utilize this provision and modify the 2007 Stock Incentive Plan so that, effective January 1, 2009, the Plan will expressly provide for annual non-discretionary restricted stock awards to non-employee Directors in the amount of 2,500 shares of Common Stock, such awards to be made on the next business day after the Company releases first quarter results. The shares under the restricted stock award are expected to be subject to a substantial risk of forfeiture for one year from date of issuance.

These annual non-discretionary 2,500-share restricted stock awards would replace the former annual non-discretionary stock option grants to non-employee Directors in the amount of 2,500 shares of Common Stock, also on the next business day after the Company released first quarter results. Those options vested fully in six months and expired in three years. The restricted stock award vest in one year from award.

The existing annual non-discretionary grant of 200 unrestricted shares of stock to non-employee Directors, made on the next business day after the Company releases second quarter results, will be unchanged.

OUR EXECUTIVE OFFICERS

Background Information About Executive Officers

In addition to Mr. Lupinetti, the Company has three executive officers, who are listed below with information showing their ages and business affiliations.

Name and Age	Business Affiliations
Gary W. Levine (60)	Vice President of Finance and Chief Financial Officer of CSPI since September 1983; Controller of CSPI from May 1983 to September 1983.

William E. Bent, Jr. (53)	Vice President of CSPI and General Manager of MultiComputer Division since July 2000; Vice President of Engineering for MultiComputer Division from October 1999 to July 2000; Director of Engineering for MultiComputer Group from March 1996 to October 1999; Senior Technical Manager of Optronics, an Intergraph Division, from 1989 to March 1996.

Robert A. Stellato (47)	Vice President of Finance and Chief Accounting Officer of CSPI since March 2007; Vice President of Accounting and Human Resources, Wave Systems Corp. from July 2000 through March 2007.

COMPENSATION OF EXECUTIVE OFFICERS

The following table provides certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for our named executive officers for the year ended September 30, 2008

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards[1] ($) (f)	Non-Equity Incentive Plan Compensation[2] ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3] (h)	All Other Compensation[4] ($) (i)	Total ($) (j)
Alexander Lupinetti	2008	$345,197	N/A	N/A	$114,798	—	$35,569	$85,624	$581,188
President and CEO	2007	$352,281	N/A	N/A	$91,430	$610,417	$89,847	$78,830	$1,222,805

Gary Levine	2008	$167,811	N/A	N/A	$22,923	—	$23,109	$37,072	$250,915
CFO and Treasurer	2007	$166,384	N/A	N/A	$16,925	$177,739	$35,501	$37,718	$434,267

William Bent	2008	$176,303	N/A	N/A	$17,571	—	N/A	—	$193,874
Vice President and General Manager	2007	$191,189	N/A	N/A	$13,482	$79,402	N/A	—	$284,073
MultiComputer Division

Robert Stellato	2008	$130,000	N/A	N/A	$5,802	—	N/A	—	$135,802
Vice President of Finance and CAO	2007	$71,500	N/A	N/A	$2,702	$54,459	N/A	—	$128,661

Notes:

1.	Option Awards do not reflect compensation actually received by the named executive officers. Instead, the amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended September 30, 2008 and 2007, in accordance with SFAS 123R (excluding the impact, if any, of estimated forfeitures related to service-based vesting conditions), and include amounts attributable to awards granted during and before fiscal year 2008. For information about how the amounts recognized were determined, see Note 10 to our Consolidated Financial Statements as of and for the Years Ended September 30, 2008 and 2007, filed with our Annual Report on Form 10-K for the Fiscal Year September 30, 2008.

2.	Non-Equity Incentive Plan Compensation in fiscal year 2008 was zero for all executives because the Company did not achieve the bonus targets. In 2007, Non-Equity Incentive Plan Compensation reflects achievement of approximately 359% of Mr. Lupinetti’s target bonus of 50% of his base salary, 359% of Mr. Levine’s target bonus of 30% of his base salary, 171% of Mr. Bent’s target bonus of 30% of his base salary, and 359% of Mr. Stellato’s target bonus of 20% of his base salary for the period of his employment during the fiscal year, March –September, 2007.

3.	The Company provides a supplemental “death benefit” retirement plan to Messrs. Lupinetti and Levine, the benefits of which are vested in the case of Mr. Lupinetti and are unvested for Mr. Levine. Mr. Levine’s benefits will vest in full when he reaches age 62. Upon retirement the plans effectively provide for an annual pay-out of approximately $75,000 in the case of Mr. Lupinetti and $50,000 in the case of Mr. Levine. For more information, see Note 12 to our Consolidated Financial Statements as of and for the years ended September 30, 2008 and 2007, filed with our Annual Report on Form 10-K for the Fiscal Year September 30, 2008.

4.	For Mr. Lupinetti, the amount represents $10,982 and $13,375 in employer contributions to Mr. Lupinetti’s 401(k) plan for 2008 and 2007 respectively, $54,610 and $55,075 for a split life insurance policy for Mr. Lupinetti’s benefit in 2008 and 2007 and $20,032 and $10,380 for the cost of a Company-provided vehicle for 2008 and 2007. For Mr. Levine, the amount represents $6,912 and $7,584 in employer contributions to Mr. Levine’s 401(k) plan for 2008 and 2007 and $30,160 and $30,134 for a split life insurance policy for Mr. Levine’s benefit in 2008 and 2007. For Messrs. Bent and Stellato, All Other Compensation was less than $10,000 and therefore excluded.

Employment Agreements and Arrangements

In addition to the employment arrangements described in the footnotes to the Summary Compensation Table, we have an employment agreement with Mr. Lupinetti dated September 12, 1996, under which Mr. Lupinetti became one of our directors and our President and Chief Executive Officer effective October 1, 1996. Effective November 11, 2008, Mr. Lupinetti’s base salary under the agreement was increased to $350,000. Mr. Lupinetti is also eligible to receive a bonus based on the attainment of certain financial objectives. Mr. Lupinetti has received stock options periodically since his initial employment, and he currently holds stock options to acquire 230,937 shares of our common stock. These options vest quarterly over a period of four years from date of grant. However, if we are acquired by way of a sale of substantially all of our assets or by merger, the options will fully vest at the time of such acquisition. We also provide Mr. Lupinetti with an automobile. In the event that Mr. Lupinetti’s employment is terminated by us other than for cause (as defined), he will be entitled to 12 months of severance pay at his then effective monthly salary, plus the annual bonus and health benefits for the severance period. If there is a change in control (as defined), and Mr. Lupinetti’s employment is terminated or his services are no longer needed, then he will receive 24 months of severance pay at this then effective monthly salary, plus each year’s annual bonus and health benefits for the severance period.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The table below shows outstanding equity awards held by our named executive officers as of the fiscal year ended September 30, 2008. All outstanding equity awards as of September 30, 2008 were stock option awards.

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date[1,2] (f)
Alexander Lupinetti	60,500	—	$6.40	10/6/2008
	74,437	—	$5.00	10/18/2009
	37,500	2,500	$10.03	12/29/2014
	12,500	7,500	$6.50	1/16/2016
	6,000	10,000	$9.30	2/20/2017
	3,750	16,250	$6.82	12/12/2017

Gary Levine	6,050	—	$6.40	10/6/2008
	10,000	—	$5.00	10/18/2009
	4,000	—	$4.25	10/17/2010
	6,000	2,000	$10.03	12/29/2014
	2,000	2,000	$6.50	1/16/2016
	625	1,875	$9.30	2/20/2017
	—	5,000	$6.82	12/12/2017

William Bent	2,420	—	$6.40	10/6/2008
	4,000	—	$5.00	10/18/2009
	4,000	—	$4.25	10/17/2010
	2,000	—	$5.25	11/5/2013
	3,750	1,250	$10.03	12/29/2014
	1,250	1,250	$6.50	1/16/2016
	625	1,875	$9.30	2/20/2017
	—	5,000	$6.82	12/12/2017

Robert Stellato	750	2,250	$10.87	3/11/2017
	—	1,000	$6.82	12/12/2017

Notes:

1.	Stock Options vest for 25% a year for all options except for Mr. Lupinetti. Mr. Lupinetti’s options vest over four years on a quarterly basis or at a rate of 6.25% each quarter.

2.	All options have a 10 year term.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our only issued and outstanding class of voting securities is our common stock. Holders of common stock are entitled to one vote per share of such stock held by them of record at the close of business on December 12, 2008 upon each matter which may come before the Annual Meeting. At the close of business on December 12, 2008, there were 3,749,258 shares of common stock issued and outstanding.

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

The following table sets forth certain information as of December 12, 2008 regarding each person known by us to own beneficially more than 5% of our common stock, each director and nominee for director of the Company, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned (1)		Percent of Class (2)
Eliot Rose Asset Management, LLC and Gary S. Siperstein	448,599	(3)	10.7%
10 Webosset Street, Suite 401
Providence, RI 02903

Dimensional Fund Advisors Inc.	206,561	(4)	4.9%
1299 Ocean Avenue
Santa Monica, CA 90401

Alexander R. Lupinetti	204,443	(5)	5.0%

Christopher J. Hall	347,950	(6)	8.5%

C. Shelton James	11,700	(7)	* *

J. David Lyons	8,900	(8)	* *

Robert M. Williams(*)	13,500	(9)	* *

Gary W. Levine	41,580	(10)	1%

William Bent	23,937	(11)	* *

Robert A. Stellato	1,000	(12)	* *

All directors and executive officers as a group (8 persons)	653,010	(13)	15.9%

*	Nominee for Director

**	Owns less than one percent

(1)	Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this proxy statement.

(2)	Computed pursuant to Rule 13d-3 under the Exchange Act.

(3)	Eliot Rose Asset Management, LLC and Gary S. Siperstein have filed a joint report on Schedule 13D dated January 7, 2008 in which Eliot Rose acts pursuant to a special arrangement as investment advisor to certain persons with respect to 448,599 shares of our common stock and has the right to receive, or the power to direct receipt of dividends from, or the power to direct receipt of proceeds from the sale of, the common stock purchased or held pursuant to such arrangement. Gary S. Siperstein is deemed to be the beneficial owner of the number of securities reflected in the table.

(4)	Dimensional Fund Advisor LP. , furnished us with a report on Schedule 13G dated February 6, 2008 in which Dimensional has advised us that it is a registered investment advisor or manager for four investment companies (Funds) registered under the Investment Company Act of 1940 and in its role as advisor has sole voting power with respect to 206,561 shares of our common stock. Dimensional states in the filing that it disclaims beneficial ownership of such securities and all securities are owned by the Funds and

(5)	Represents 2,506 shares owned by Mr. Lupinetti as an individual and 201,937 shares obtainable upon exercise of stock options.

(6)	Includes 340,450 shares that Mr. Hall has sole voting and investment power with respect to. There are 22,200 shares owned by The Hemisphere Trust, a Belize company owned by Mr. Hall and 318,250 shares are owned by Mr. Hall as an individual. Mr. Hall has pledged 340,450 shares. Mr. Hall has 7,500 shares obtainable upon exercise of stock options.

(7)	Includes 4,200 shares owned by Mr. James and 7,500 shares obtained upon exercise of stock options.

(8)	Includes 1,400 shares owned by Mr. Lyons and 7,500 shares obtainable upon exercise of stock options.

(9)	Includes 6,000 shares owned by Mr. Williams and 7,500 shares obtainable upon exercise of stock options.

(10)	Includes 8,655 shares owned by Mr. Levine and 32,925 shares obtainable upon exercise of stock options.

(11)	Includes 2,767 shares owned by Mr. Bent and 21,170 shares obtainable upon exercise of stock options.

(12)	Represents 1,000 shares obtainable upon exercise of stock options.

(13)	Includes 287,032 shares obtainable upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities (our common stock) to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, 5 and amendments thereto furnished to the Company during fiscal 2008, and written representations that Form 5 was required and duly filed with the SEC, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The following report of the Audit Committee should not be deemed to be “soliciting material” or to be “filed” with the SEC, nor should this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such a filing.

The Audit Committee believes that a candid, substantive and focused dialogue with the independent auditors is fundamental to the Committee’s oversight responsibilities. In support of this view, our Committee periodically meets separately with the independent auditors, without management present. In the course of its discussion in these meetings, the Committee addresses a number of questions intended to bring to light any area of potential concern related to our financial reporting and internal controls. These questions include:

•

Whether there were any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements.

•

Whether the auditors have concluded that, based on the auditors’ experience and their knowledge of CSPI, our financial statements fairly present to the investor, with clarity and completeness, our financial position and performance for each reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements.

•	Whether the auditors have concluded that, based on their experience and knowledge of CSPI, we have implemented internal controls and internal audit procedures that are appropriate for the Company.

The Audit Committee recommended the engagement of McGladrey and Pullen, LLP (McGladrey) as our independent auditors for fiscal year 2008 and reviewed with the independent auditors their respective overall audit scope and plans. In reaching its recommendation, the Committee considered the qualifications of McGladrey and discussed with McGladrey their independence, including a review of any and all audit and non-audit services provided by them to the Company. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and by the Sarbanes-Oxley Act of 2002. The Committee received and discussed with the independent auditors their written report required by the Independence Standards Board Standard No. 1, as modified or supplemented.

Management has reviewed the audited financial statements for fiscal 2008 with the Audit Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and the independent auditors to help give the committee comfort in connection with its review.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for filing with the SEC, and our Board has accepted this recommendation.

AUDIT COMMITTEE
C. Shelton James, Chairman
Christopher J. Hall
Robert Williams

Our Independent Registered Public Accounting Firm

The Audit Committee selected McGladrey and Pullen LLP (McGladrey) as our principal accountants for fiscal year 2008. Representatives from McGladrey are expected to be available for the Annual Meeting, to have the opportunity to make a statement if they wish to do so, and to respond to appropriate questions.

On March 15, 2007, the Company dismissed KPMG as its principal accountants and selected McGladrey as its new principal accountants. The decision to change principal accountants was approved by the Audit Committee. Neither the Company nor anyone else on its behalf consulted with McGladrey during the interim period prior to McGladrey’s selection as the Company’s principal accountant regarding the matters or events set forth and described in Item 304(a)(2)(i) and (ii) of Regulation S-K of the SEC’s rules and regulations.

The McGladrey report dated December 19, 2007 on the financial statements of the Company as of and for the fiscal year ended September 30, 2007 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles, except that their report included an additional paragraph regarding adoption by the Company of the provisions of SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans-amendment of FASB statements No. 87,88, 106 and 132R.”

KPMG’s report dated February 20, 2007 on the financial statements of the Company as of and for the fiscal years ended September 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles except that their report included an additional paragraph regarding adoption by the Company of the provisions of SFAS No. 123R, “Share-based Payment.”

During the Company’s fiscal years ended September 30, 2006 and 2005, and the subsequent interim period through December 3l, 2006, there were no “disagreements” with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure within the meaning of Item 304(a)(1)(iv) of Regulation S-K.

During the Company’s fiscal years ended September 30, 2006 and 2005, and the subsequent interim period through December 31, 2006, there were no “reportable events” as described in Items 304(a)(1)(v)(A),(B),(C) and (D) of Regulation S-K, except as follows:

In connection with its audit of the Company’s financial statements for the year ended September 30, 2005, KPMG advised the Audit Committee by letter dated March 15, 2006, that it noted certain matters involving internal control and its operation that it considered to be material weaknesses in internal control as described in the next sentence. The Company did not have adequate staffing in its finance group with the appropriate level of experience to effectively control and manage the increased complexities resulting from applying and adhering to United States generally accepted accounting principles and SEC and Public Company Accounting Oversight Board (United States) (PCAOB) financial reporting and disclosure requirements.

In connection with its audit of the Company’s financial statements for the year ended September 30, 2006, KPMG advised the Audit Committee by letter dated February 20, 2007, that it noted certain matters involving internal control and its operation that it considered to be material weaknesses in internal control as follows:

•

The Modcomp S&S Division experienced difficulties at the end of the fourth quarter with respect to revenue recognition, accounts payable and the related period end cutoff. These problems stem from the increasing volume of transactions and the decentralized nature of the procurement and fulfillment cycles. Despite the augmentation of staffing at that location in 2005, the increased transaction volume has continued to overburden the accounting staff. This situation, coupled with insufficient review controls, led to errors in determining accurate cut off for revenue and cost of sales at the end of the fourth quarter.

•

In the corporate financial reporting process, the calculation of the tax provision and related deferred assets and liabilities at the end of the fourth quarter also contributed to the delay in issuing the 2006 financial statements. The manual nature of this process as well as the complexity of the issues involved in the determination of the provision, the deferred assets and liabilities, as well as the evaluation of the proper reserve to record against deferred assets has taken longer than in prior periods.

The Company authorized KPMG to respond fully to the inquiries of the successor accountant concerning the subject matter of the material weaknesses in internal control cited by KPMG.

Fees for Professional Services

The following is a summary of the fees billed to us by McGladrey for professional services for the fiscal years ended September 30, 2008 and 2007:

Fee Category	Fiscal 2008 Fees	Fiscal 2007 Fees
Audit Fees	$443,000	$325,000
Audit-Related Fees	—	—
Tax Fees	$22,400	—
All Other Fees	—	—

Total Fees	$465,400	$325,000

Audit fees:    Audit fees represent fees for professional services performed by our independent auditor for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees:    Audit-related fees represent fees for assurance and related attestation services performed by our independent auditor that are reasonably related to the performance of the audit or review of our financial statements.

Tax fees:    Tax fees represent fees billed for professional services performed by our independent auditor with respect to corporate tax compliance, tax advice and tax planning.

All other fees:    All other fees represent fees billed for products and services provided by our independent auditor, other than those disclosed above.

Pre-Approval Policies and Procedures

At present, the Audit Committee approves each engagement for audit and non-audit services before we engage our accountants to provide those services.

The Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our accountants to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

Whistleblower Procedures

Pursuant to our Code of Ethics, the Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

OTHER MATTERS

Other Business

We do not know of any other matter which may come before the 2009 Annual Meeting. No stockholder proposals or stockholder nominees for director were submitted timely to the Company.

Stockholder Proposals for 2010 Annual Meeting

In order for a proposal of one of our stockholders to be considered for inclusion in our proxy statement and proxy card for our 2010 Annual Meeting of Stockholders, the proposal must comply with SEC Rule 14a-8 and any other applicable rules and must be submitted to our corporate secretary at our executive offices located at 43 Manning Road, Billerica, Massachusetts 01821 at least 120 days prior to the anniversary date of the mailing of this proxy statement. This proxy statement was mailed on or about December 30, 2008, so the date by which proposals must be received under Rule 14a-8 will be approximately September 1, 2009.

Article II, Section 5 of our by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting of stockholders, even if the item is not to be included in our proxy statement, must provide written notice of such item of business to our corporate secretary at our executive offices not less than 90 days prior to the date of our annual meeting of stockholders; provided, however, that if the annual meeting (or a special meeting in lieu of the annual meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Therefore, the deadline for submission of notice will be November 4, 2009. Our by-laws contain a number of other substantive and procedural requirements, which should be reviewed by any interested stockholder. This description is qualified in its entirety by the text of our by-laws, to which readers are referred for additional information.

Solicitation

No person is paying compensation in connection with this solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of our common stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain circumstances, be made personally or by telephone by directors, officers and certain of our employees, or by American Stock Transfer & Trust Co., our transfer agent. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by CSPI.

PROXY	CSP INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of CSP Inc. hereby appoints Alexander Lupinetti and Gary Levine, and each or either of them, proxies (with power of substitution to each and to each substitute appointed pursuant to such power) of the undersigned to vote all shares of stock of the Corporation held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, February 3, 2009, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below and on the reverse side hereon upon the matters set forth herein and more fully described in the Notice and Proxy Statement for said Annual Meeting and in their discretion upon all other matters which may properly come before said Annual Meeting. The undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Annual Meeting.

If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified on the reverse side hereof by the stockholder with respect to a matter to be acted upon, the shares will be voted upon such matter in accordance with the specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEE FOR DIRECTOR.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CSP INC.

FEBRUARY 3, 2009

Please date, sign and mail

your proxy card as soon

as possible.

☐ Please detach along perforated line and mail in the envelope provided. ☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN

BLUE OR BLACK INK AS SHOWN HERE ☐

Election of one Class I Director, for a three-year term:

NOMINEE:
Robert M. Williams

☐	FOR the nominee listed above except as marked to the contrary below.

☐	WITHHOLD AUTHORITY to vote for the nominee listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “WITHHOLD AUTHORITY” and write that nominee’s name in the space below.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this proxy statement. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.